Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1 and related prospectus of our reports dated June 17, 2021, with respect to the consolidated financial statements of SAB Biotherapeutics, Inc. and Subsidiaries (Company) as of December 31, 2020 and 2019 and for the two years then ended, and to the reference to us under the heading “Experts” in the prospectus, which is part of this Registration Statement.

/s/ Mayer Hoffman McCann P.C.

San Diego, California

December 3, 2021